UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
November 1, 2016
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 1, 2016, the Board of Directors (the “Board”) of Shake Shack Inc. (the “Company”) increased the number of directors of the Company from 7 to 8 and elected Josh Silverman to serve as a director of the Company, effective November 17, 2016 (the “Effective Date”). Mr. Silverman also was appointed to serve on the Company’s Audit Committee.

From June 2011 to December 2015, Mr. Silverman served as President of Consumer Products and Services at American Express. Prior to joining American Express, Mr. Silverman served as CEO of Skype (from February 2008 to September 2010), CEO of Shopping.com, an eBay company (from July 2006 to March 2008), Managing Director of Markplaats.nl & eBay NL, a Dutch subsidiary of eBay (from December 2003 to June 2006), and CEO of Evite, which he co-founded (from December 1998 to May 2001).

As of the Effective Date, Mr. Silverman will participate in the Company’s standard compensation program for non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Policy. Mr. Silverman’s service will commence midway through the annual director service term, which ends on the date of the Company’s Annual Meeting of Stockholders in May. As such, he will receive one-half of the $75,000 annual non-employee director compensation in the form of fifty-percent (50%) cash and fifty percent (50%) equity. A copy of the Company’s Non-Employee Director Compensation Policy is available on the Company’s website at investor.shakeshack.com/investors-overview/governance. The contents of the Company’s website are not incorporated by reference into this current report on Form 8-K.

There is no arrangement or understanding between Mr. Silverman and any other persons or entities pursuant to which Mr. Silverman was elected as a director. Nor are there any related party transactions between the Company and Mr. Silverman that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the letter agreement between Mr. Silverman and the Company with respect to his service as director is filed as Exhibit 10.1 to this current report on Form 8-K. In addition, Mr. Silverman will execute the Company’s form of indemnification agreement, a copy of which has been filed as Exhibit 10.21 to the Company’s Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission on January 20, 2015.

A copy of the press release containing the announcement of Mr. Silverman’s election to the Board is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
10.1	Letter Agreement, dated November 1, 2016, between Josh Silverman and Shake Shack Inc.
99.1	Press release dated November 2, 2016, announcing election of Josh Silverman to the Board of Directors of Shake Shack Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Jeff Uttz
Jeff Uttz
Date: November 2, 2016		Chief Financial Officer